Exhibit 10.8
DOLAN MEDIA COMPANY
2007 INCENTIVE COMPENSATION PLAN
FORM OF
INCENTIVE STOCK OPTION AGREEMENT
     STOCK OPTION AGREEMENT (the “Agreement”), dated [                    ], by and between Dolan Media Company, a Delaware corporation (the “Company”), and [                                        ](the “Grantee”).
     In accordance with Section 6 of the Dolan Media Company 2007 Incentive Compensation Plan (the “Plan”) and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee an option to purchase shares of common stock, par value $.001 per share, of the Company (“Shares”) on the terms and conditions as set forth below (“Option”). The Option granted hereby is intended to constitute an Incentive Stock Option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). All capitalized terms used, but not otherwise defined herein, shall have the meanings set forth in the Plan.
     To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:
          1. Grant. The Committee hereby grants this Option to the Grantee on                      (the “Grant Date”) for the purchase from the Company of all or any part of an aggregate of                      Shares (subject to adjustment as provided in Section 4.2 of the Plan). This Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Code; provided, however, that to the extent the aggregate Fair Market Value of all Incentive Stock Options for Shares (including this Option) granted to the Grantee (determined as of the respective Grant Date of such Incentive Stock Options) which become exercisable for the first time in a calendar year would exceed $100,000, such Incentive Stock Options (including any portion of this Option) shall be treated as Non-Qualified Stock Options.
          2. Option Price. The purchase price of this Option shall be equal to $                     per Share (the “Option Price”) (subject to adjustment as provided in Section 4.2 of the Plan). The Option Price is equal to 100% of the Fair Market Value of one Share of Common Stock on the Grant Date as calculated under the Plan.
          3. Term and Vesting of the Option. The Option Term shall expire on the seventh anniversary of the Grant Date, and, except as otherwise provided herein, vested Shares subject to this Option may be exercised either upon or following the applicable vesting dates (set forth in the table below), as long as such exercise occurs prior to the expiration of this Option as provided in this Agreement and the Plan. The applicable vesting dates for the Shares subject to this Option are as follows:
[INSERT VESTING DATES]
     Notwithstanding the foregoing provisions of this Paragraph 3, and except as otherwise determined by the Committee or provided herein, any portion of this Option which is not vested (or otherwise not exercisable) at the time of the Grantee’s Termination of Service with the Company and its Subsidiaries shall not become exercisable after such termination and shall be immediately cancelled and forfeited to the Company.
          4. Exercisability. In the event the Grantee incurs a Termination of Service for any reason, the Grantee will have such rights with respect to this Option as are provided for in the Plan.
          5. Exercise of Option. On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Paragraphs 3 and 4 above, the portion of the Option which has become exercisable may be exercised in whole or in part by the Grantee (or, pursuant to Paragraph 6 hereof, by his or her permitted successor) upon delivery of the following to the Company:
          (a) a written notice of exercise which identifies this Agreement and states the number of whole Shares then being purchased; and
          (b) any combination of cash (or by certified or personal check or wire transfer payable to the Company), and/or (i) shares of unrestricted Common Stock then owned by the Grantee in an amount having a combined Fair Market Value on the exercise date equal to the aggregate Option Price of the Shares then being purchased, or (ii) unless otherwise prohibited by law for either the Company or the Grantee, an irrevocable authorization of a third party to sell Shares of Common Stock acquired upon the exercise of the Option and promptly remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholdings resulting from such exercise.
     Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions, including, without limitation, the furnishing of an opinion of counsel, and execute whatever additional documents the Company may, in its sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan, this Agreement or applicable law.
     No Shares shall be issued upon exercise of the Option until full payment has been made. Upon satisfaction of the conditions and requirements of this Paragraph 5 and the Plan, the Company shall deliver to the Grantee (or his or her permitted successor) a certificate or certificates for the number of Shares in respect of which the Option shall have been exercised. Upon exercise of the Option (or a portion thereof), the Company shall have a reasonable time to issue the Common Stock for which the Option has been exercised, and the Grantee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Common Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided in the Plan or this Agreement.
     The acceptance of any Shares upon exercise of the Option shall constitute an agreement by the Grantee: (i) to notify the Company if any or all of such Shares are disposed of by the Grantee within two (2) years after the date the Option was granted or within one (1) year after the date the Shares were issued to the Grantee pursuant to the exercise of the Option, and (ii) to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company’s withholding tax obligations, if any, with respect to such disposition, whether or not, as to both (i) and (ii), the Grantee is in the employ of the Company at the time of such disposition.
          6. Limitation Upon Transfer. This Option and all rights granted hereunder shall not be transferred by the Grantee, other than by will or by the laws of descent and distribution, shall not otherwise be assigned, pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Option, other than by will or by the laws of descent and distribution, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void. This Option shall be exercised during the Grantee’s lifetime only by the Grantee or by the Grantee’s guardian or Grantee’s legal representative.
          7. Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to this Option as are provided for in the Plan.
          8. Effect of Amendment of Plan. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Option, except as otherwise provided under the Plan.
          This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.
          9. No Limitation on Rights of the Company. The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.
          10. Rights as a Stockholder. The Grantee shall have the rights of a stockholder with respect to the Shares subject to this Option only upon becoming the holder of record of those Shares.
          11. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of this Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

          12. No Obligation to Exercise Option. The granting of this Option shall impose no obligation upon the Grantee to exercise this Option.
          13. Agreement Not a Contract of Employment or Other Relationship. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or its Subsidiaries shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or its Subsidiaries, nor shall it interfere with the right of the Company or its Subsidiaries to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.
          14. Withholding. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of this Option, the Grantee shall be required to pay such amount to the Company, or make arrangements satisfactory to the Committee regarding the payment of such amount, as provided in Section 18 of Plan. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. The Grantee acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant and exercise of this Option.
          15. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.
          16. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.
          17. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of this Agreement and of the Plan. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

          18. Other Terms and Conditions. The foregoing does not modify or amend any terms of the Plan. To the extent any provisions of the Agreement are inconsistent or in conflict with any terms or provisions of the Plan, the Plan shall govern.
     IN WITNESS WHEREOF, this Agreement has been duly executed as of                                         .

Dolan Media Company
By:
Name:
Title:

Grantee
By:
Name:
Title: